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                                                                   EXHIBIT 10.02

                             FIRST AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                      CHANGE IN CONTROL SEVERANCE AGREEMENT
                              WITH KATHRYN A. JEHLE



         WHEREAS, Comshare, Incorporated (the "Company") entered into a Change in Control Agreement with Kathryn A. Jehle (the "Executive"), dated as of June 1, 1998 (the "Agreement"); and

         WHEREAS, the Company and the Executive have agreed to amend the Agreement;

         NOW, THEREFORE, effective November 30, 1999, the Agreement is amended by the deletion of paragraphs 5(a)(ii)(B), 6(a), 6(b), 9 and 13(b), and the addition of new paragraphs 5(a)(ii)(B), 6(a), 6(b), 6(c), 9 and 13(b) as set forth below:

         5.       TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL.

         5(a)(ii)(B) Any reduction in the Executive's base salary or targeted incentive bonus in effect immediately prior to the Change in Control, or failure by the Company to continue any bonus, stock or other incentive plans in effect immediately prior to the Change in Control (without the implementation of comparable successor plans that provide the same benefits), or any removal of the Executive from participation in such aforementioned plans;

         6.       SEVERANCE PAYMENT.

         (a) Upon satisfaction of the requirements set forth in Section 5 or 10(a) hereof and with respect to any one or more Changes in Control that may occur during the term of this Agreement, the Executive shall be entitled to a cash severance benefit equal to two times the Executive's annual base salary, as in effect at the time of the Change in Control, plus an amount equal to two times the average of the Executive's annual incentive bonus (excluding any special bonus payments) paid for the three fiscal years immediately preceding the fiscal year of the Change in Control. For purposes of computing the aforementioned average incentive bonus, bonuses paid for a period of time during which the Executive was not a senior executive reporting to the President of the Company shall be excluded, and bonuses paid for a partial fiscal year of service as a senior executive reporting to the President shall be included as proportionately increased so as to give the bonuses the effect of an amount for a full fiscal year (e.g., a bonus paid for six months of service shall be doubled). The severance benefit provided under this Section 6 is in lieu of cash severance payments offered under the Company's documented severance policy.

         (b) Payments under this Agreement, when aggregated with any other "golden parachute" amounts (defined under Section 280G of the Internal Revenue Code of 1986, as amended [the "Code"] as compensation that becomes payable or accelerated due to a Change in Control) payable under this Agreement or any other plans, agreements or policies of the Company, shall not be subject to the golden parachute cap under Sections 280G and 4999 of the Code.

         (c) To the extent that the Executive's aggregate parachute payments equal or exceed the golden parachute cap set forth in Code Sections 280G and 4999, the Company shall pay the Executive an amount equal to the federal excise tax owed by the Executive on behalf of payments under this Agreement or other "golden parachute" amounts described under Section 6(b) above, times 2.9. The Company shall pay such additional compensation to the Executive at the time when the Company withholds such excise tax from any payments to the Executive.

         9. TAX WITHHOLDING. The Company may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local, or other income (including excise) and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, or withholding is required for any non-cash payments provided in




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connection with the Executive's Termination of Employment, the Company may
require the Executive to promptly remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.

         13.      LIMITATION ON RIGHTS.

         (b) Subject to the exception for cash severance payments under the Company's documented severance policy referenced in Section 6(a) above, this Agreement shall not be construed to exclude the Executive from participation in any other compensation or benefit programs in which the Executive is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.

         The Parties hereto have executed this First Amendment to the Agreement as of November 30, 1999.

                             COMSHARE, INCORPORATED


                             By /s/ Daniel T. Carroll
                                -----------------------------------------------
                                Daniel T. Carroll
                                Chairman of the Board

                                /s/ Kathryn A. Jehle
                                -----------------------------------------------
                                KATHRYN A. JEHLE, EXECUTIVE